SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 23, 2003

PATRIOT BANK CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-26744	23-2820537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indent. No.)

High and Hanover Streets, Pottstown Pennsylvania		19464
(Address of principal executive office)		(Zip Code)

(610) 323-1500
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

The Company’s press release, dated October 23, 2003, announcing the declaration of a cash dividend of $0.135 per share of common stock payable on November 24, 2003, to holders of record on November 10, 2003, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)     Exhibits

The following exhibits are filed herewith:

99.1       Press Release, dated October 23, 2003, of Patriot Bank Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT BANK CORP.

Dated: October 23, 2003	/s/ Richard A. Elko
Richard A. Elko,
President and
Chief Executive Officer